UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
___________________________
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a‑11(c) or §240.14a‑2
Zscaler, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a‑6(i)(4) and 0‑11.
(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

Zscaler, Inc.
Dear Stockholder:
I am pleased to invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Zscaler, Inc. (“Zscaler” or the “Company”), to be held on Tuesday, December 18, 2018 at 1:00 p.m. Pacific Time. The Annual Meeting will be conducted virtually via live webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZS2018 (please have your notice or proxy card in hand when you visit the website).
The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the virtual Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone or by mail.
On behalf of the Board of Directors, I would like to express our appreciation for your support of and interest in Zscaler.

Sincerely,

Jay Chaudhry
President, Chief Executive Officer and
Chairman of the Board

ZSCALER, INC.
110 Rose Orchard Way
San Jose, California 95134
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	December 18, 2018 at 1:00 p.m. Pacific Time
Place
The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZS2018.

Items of Business
• To elect two Class I directors from the nominees described in this Proxy Statement to hold office until the 2021 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal.
• To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2019.
• To transact other business that may properly come before the Annual Meeting.

Record Date	October 25, 2018 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the virtual Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on December 18, 2018. Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about November 8, 2018 at the following website: http://www.proxyvote.com, as well as on our website at http://ir.zscaler.com in the SEC Filings section of our Investors webpage. We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

By Order of the Board of Directors,

Robert Schlossman
Chief Legal Officer and Secretary
San Jose, CA
November 8, 2018
Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about November 8, 2018.

RELATED PERSON TRANSACTIONS	40
OTHER MATTERS	42
Section 16(a) Beneficial Ownership Reporting Compliance	42
Fiscal Year 2018 Annual Report and SEC Filings	42
Company Website	42
PROPOSALS OF STOCKHOLDERS FOR 2019 ANNUAL MEETING	43

ZSCALER, INC.
PROXY STATEMENT
FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Pacific Time on December 18, 2018
This proxy statement and form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on December 18, 2018 at 1:00 p.m. Pacific Time, via live webcast at www.virtualshareholdermeeting.com/ZS2018. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about November 8, 2018 to all stockholders entitled to vote at the Annual Meeting. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with our board of directors’ solicitation of proxies for use at Zscaler’s virtual Annual Meeting, which will take place on December 18, 2018. Stockholders are invited to attend the virtual Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2018 (the “Annual Report”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 13, 2018. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at http://www.proxyvote.com.
What proposals will be voted on at the Annual Meeting?
There are two proposals scheduled to be voted on at the Annual Meeting:

•	the election of two Class I directors to hold office until the 2021 annual meeting of stockholders or until their successors are elected and qualified; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2019.
At the time this Proxy Statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement.

How does our board of directors recommend that I vote?
Our board of directors recommends that you vote:

•	FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2019.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on October 25, 2018, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 122,096,519 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.
Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the annual meeting only if you were a holder of our common stock as of the close of business on October 25, 2018 or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the virtual Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZS2018. You also will be able to vote your shares electronically at the Annual Meeting.

To participate in the virtual Annual Meeting, you will need the control number included on your Notice or proxy card. The live webcast will begin promptly at 1:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow ample time for the check-in procedures.
How do I vote and what are the voting deadlines?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•
You may vote via the Internet. To vote via the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on December 17, 2018 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

•
You may vote by telephone. To vote by telephone, dial toll-free 1-800-690-6903 in the United States and Canada or 1-800-454-8683 from countries outside the United States and Canada and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on December 17, 2018 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•
You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope to be provided so that it is received no later than December 17, 2018. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2019.

•	You may vote at the Annual Meeting. To vote at the meeting, following the instructions at www.virtualshareholdermeeting.com/ZS2018 (have your Notice or proxy card in hand when you visit the website).
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at Zscaler, Inc., 110 Rose Orchard Way, San Jose, California 95134, by 11:59 p.m. Eastern Time on December 17, 2018; or

•	following the instructions at www.virtualshareholdermeeting.com/ZS2018.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given; however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
What if I do not specify how my shares are to be voted?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term (Proposal No. 1);

•	FOR the ratification of the appointment of PriceWaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2019 (Proposal No. 2); and

•	in the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As noted above, as of the Record Date, there were a total of 122,096,519 shares of common stock outstanding, which means that 61,048,260 shares of common stock must be represented at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.
How many votes are needed for approval of each proposal?

•
Proposal No. 1: The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Plurality means that the two nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. A vote withheld with respect to the election of any or all nominees will be counted for purposes of determining whether there is a quorum, but, with respect to any specific nominee, will not be considered to have been voted for such nominee and will have no effect on the outcome.

•
Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
What does it mean if I received more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Zscaler or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our annual report to stockholders and this proxy statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
Zscaler, Inc.
Attention: Secretary
110 Rose Orchard Way
San Jose, California 95134
(408) 533-0288

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2019 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than July 10, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Zscaler, Inc.
Attention: Secretary
110 Rose Orchard Way
San Jose, California 95134
(408) 533-0288
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2019 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than August 25, 2019; and

•	not later than September 24, 2019.

In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2019 annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently comprised of eight members. Six of our eight directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. In connection with the Annual Meeting and in accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, upon the recommendation of our nominating and corporate governance committee, our board of directors resolved to reduce (i) the size of the board of directors from eight members to seven and (ii) the number of Class I directors from three to two, with each change to be effective immediately following the Annual Meeting.
Upon the recommendation of our nominating and corporate governance committee, we are nominating Karen Blasing and Charles Giancarlo as Class I directors at the Annual Meeting. If elected, Ms. Blasing and Mr. Giancarlo will each hold office for a three-year term until the annual meeting of stockholders to be held in 2021 or until their successors are elected and qualified. Lane Bess, one of our Class I directors, was not nominated to stand for re-election at the Annual Meeting. We thank Mr. Bess for his many years of service to the Company and to our board of directors.

The following table sets forth the names, ages as of October 31, 2018 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing and non-continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Karen Blasing (1)(2)	I	62	Director	2017	2018	2021
Charles Giancarlo (2)(3)	I	60	Director	2016	2018	2021
Continuing Directors
Andrew Brown (1)(2)	II	55	Director	2015	2019	—
Scott Darling (3)	II	62	Director	2016	2019	—
Nehal Raj (1)(3)	II	40	Director	2015	2019	—
Jay Chaudhry	III	60	President, Chief Executive Officer and Chairman of the Board	2007	2020	—
Amit Sinha	III	42	Chief Technology Officer, Executive Vice President of Engineering and Cloud Operations and Director	2017	2020	—
Non-Continuing Director
Lane Bess	I	57	Director	2011	2018	—
______________________________

(1)	Member of our audit committee

(2)	Member of our compensation committee

(3)	Member of our nominating and corporate governance committee
Nominees for Director
Karen Blasing has served as a member of our board of directors since January 2017. Ms. Blasing served as the chief financial officer of Guidewire Software, Inc. from 2009 to March 2015. Prior to 2009, Ms. Blasing served as the chief financial officer for Force10 Networks, Inc. and as the senior vice president of finance for salesforce.com, and she also served as chief financial officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc. and held senior finance roles for Informix Corporation (now IBM Informix) and Oracle Corporation. Ms. Blasing currently sits on the board of directors of Ellie Mae, Inc., a provider of on-demand software solutions and services for the residential mortgage industry in the United States and Autodesk, Inc., a multinational software corporation. Ms. Blasing holds a Bachelor of Arts in economics and business administration from the University of Montana and a Master of Business Administration from the University of Washington. We believe Ms. Blasing is qualified to serve as a member of our board of directors based on her extensive financial leadership and management experience at numerous SaaS and enterprise software companies.

Charles Giancarlo has served as a member of our board of directors since November 2016. Mr. Giancarlo has served as chief executive officer of Pure Storage, Inc., an enterprise level data storage company, since August 2017. From January 2008 until October 2015, Mr. Giancarlo was a managing director and then strategic advisor of Silver Lake Partners, a private investment firm that focuses on technology, technology-enabled and related growth industries. From May 1993 to December 2007, Mr. Giancarlo served in numerous senior executive roles at Cisco Systems, Inc., a provider of communications and networking products and services, ultimately as the executive vice president and chief development officer from May 2004 to December 2007. Mr. Giancarlo currently serves on the boards of directors of Accenture plc, a management consulting business, Arista Networks, Inc., a manufacturer of networking products, and Pure Storage. He previously served on the boards of directors of Avaya, Inc., Imperva, Inc., ServiceNow, Inc., Netflix, Inc. and Tintri, Inc. Mr. Giancarlo holds a Bachelor of Science in electrical engineering from Brown University, a Master of Science in electrical engineering from the University of California, Berkeley and Master of Business Administration from Harvard Business School. We believe Mr. Giancarlo is qualified to serve as a member of our board of directors based on his extensive business expertise, including his prior executive level leadership, and his experience on the boards of publicly traded technology companies.
Continuing Directors
Andrew Brown has served as a member of our board of directors since October 2015. Mr. Brown has served as chief executive officer of Sand Hill East LLC, a strategic management, investment and marketing services firm, since February 2014. Since 2006, he has also been the chief executive officer and co-owner of Biz Tectonics LLC, a privately held consulting company. From September 2010 to October 2013, Mr. Brown served as group chief technology officer of UBS Securities LLC, an investment bank. From 2008 to 2010, Mr. Brown served as head of strategy, architecture and optimization at Bank of America Merrill Lynch, the corporate and investment banking division of Bank of America. From 2006 to 2008, Mr. Brown served as chief technology officer of infrastructure at Credit Suisse Securities (USA) LLC. Mr. Brown currently sits on the board of directors of Guidewire Software, Inc., a provider of software products for property and casualty insurers, where he serves as a member of the compensation committee. Mr. Brown holds a Bachelor of Science (Honors) in chemical physics from University College London. We believe Mr. Brown is qualified to serve as a member of our board of directors based on his extensive experience as chief technology officer of multiple Fortune 500 companies, as well as his service on the board of directors of other publicly held companies.
Scott Darling has served as a member of our board of directors since November 2016. Mr. Darling has served as president of Dell Technologies Capital, the corporate development and venture capital arm of Dell Technologies Inc., since September 2016. Prior to joining Dell Technologies upon its acquisition of EMC Corp., Mr. Darling was president of EMC Corporate Development and Ventures from March 2012 to September 2016, and in such role he was responsible for EMC’s business development and venture capital investment activity. Prior to joining EMC, Mr. Darling was a general partner at Frazier Technology Ventures II, L.P., which he joined in 2007, and was vice president and managing director at Intel Capital Corp., the venture capital arm of Intel Corporation, from 2000 to 2007. Mr. Darling previously served on the board of directors of DocuSign Inc., a provider of electronic signature technology and digital transaction management services. Mr. Darling received a Bachelor of Arts in economics from the University of California at Santa Cruz and a Master of Business Administration from the Stanford University Graduate School of Business. We believe Mr. Darling is qualified to serve as a member of our board of directors based on his experience as a director of and as an investor in multiple technology companies.

Nehal Raj has served as a member of our board of directors since July 2015. Mr. Raj is a Partner at TPG, a private investment firm based in San Francisco, where he leads investments in the technology sector for both TPG Capital and TPG Growth. Prior to joining TPG in 2006, he was an associate at Francisco Partners. Mr. Raj is currently a director of Domo, Inc., a provider of business intelligence and analytics software, and several private companies. He previously served as a director of IMS Holdings, Inc. Mr. Raj received a Bachelor of Arts in economics and Master of Science in industrial engineering from Stanford University, where he was Phi Beta Kappa, and a Master of Business Administration from Harvard Business School, where he was a Baker Scholar. We believe Mr. Raj is qualified to serve as a member of our board of directors based on his experience as a director of technology companies and his background in the private equity industry, including his experience with investments in network technology, infrastructure SaaS and cyber-security companies.
Jagtar S. (Jay) Chaudhry is our co-founder and has served as our president, chief executive officer and as chairman of our board of directors since September 2007. Mr. Chaudhry holds a Master of Business Administration and a Master of Science in electrical engineering and industrial engineering from the University of Cincinnati and a Bachelor of Technology in electronics engineering from the Indian Institute of Technology (Banaras Hindu University) Varanasi. Mr. Chaudhry also completed the executive management program at Harvard University. We believe Mr. Chaudhry is qualified to serve as a member of our board of directors because he is a security industry pioneer and an accomplished entrepreneur, having founded and built several companies, and based on the perspective, operational insight and expertise he has accumulated as our co-founder and our chief executive officer.
Amit Sinha, Ph.D. has served as our chief technology officer since December 2010, and he has also served as our executive vice president of engineering and cloud operations since October 2013. He has served as a member of our board of directors since May 2017. Dr. Sinha holds a Doctor of Philosophy and Master of Science in electrical engineering and computer science from the Massachusetts Institute of Technology, and a Bachelor of Technology in electrical engineering from the Indian Institute of Technology, Delhi. We believe Dr. Sinha is qualified to serve as a member of our board of directors because he has more than 15 years of experience as an architect and technical manager in the networking and security industries and because of the operational insight and expertise he has accumulated as our chief technology officer.
Non-Continuing Director
Lane Bess has served as a member of our board of directors since May 2011. Mr. Bess has served as principal and founder of Bess Ventures and Advisory, LLC, a strategic management, investment and marketing services firm, since February 2015. Prior to founding Bess Ventures and Advisory, Mr. Bess served as our chief operating officer from May 2011 to February 2015. From 2008 to 2010, Mr. Bess was chief executive officer of Palo Alto Networks, Inc. Mr. Bess holds a Bachelor of Science in managerial economics from Carnegie Mellon University and a Master of Business Administration from the University of Dayton. We believe Mr. Bess is qualified to serve as a member of our board of directors based on his extensive experience in building and leading technology businesses and the operational insight and expertise he accumulated as our chief operating officer.

Director Independence
Our common stock is listed on the Nasdaq Global Select Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of our initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that none of (i) Ms. Blasing and Messrs. Bess, Brown, Darling, Giancarlo and Raj, representing six of our eight directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and (ii) that each of these directors are “independent” as that term is defined under the rules of Nasdaq. Mr. Chaudhry and Dr. Sinha are not independent under Nasdaq’s independence standards. Our board of directors also determined that Ms. Blasing (chair) and Messrs. Brown and Raj, who comprise our audit committee, and Messrs. Brown (chair) and Giancarlo and Ms. Blasing, who comprise our compensation committee, satisfy the independence standards for committee members established by applicable SEC rules and the listing standards of Nasdaq.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”
There are no family relationships among any of our directors or executive officers.

Board Leadership Structure
Mr. Chaudhry currently serves as both chairman of our board of directors and our chief executive officer. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from Mr. Chaudhry’s leadership, Company-specific experience and years of experience as an executive in the network security industry. Serving on our board of directors and as chief executive officer since our founding in 2007, Mr. Chaudhry is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Mr. Chaudhry possesses detailed in-depth knowledge of the issues, opportunities and challenges facing us. Independent directors and management sometimes have different perspectives and roles in strategy development. The board of directors believes that Mr. Chaudhry’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
Executive Sessions of Non-Employee Directors
In order to encourage and enhance communication among non-employee directors, and as required under the applicable rules of Nasdaq, our corporate governance guidelines provide that the non-employee directors of our board of directors will meet in executive sessions without management directors or Company management present on a periodic basis, but no less than twice a year.
Board Meetings and Committees
During the fiscal year ended July 31, 2018, our board of directors held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.
We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of these committees meet the criteria for independence under, and the functioning of these committees comply with the requirements of, the Sarbanes-Oxley Act of 2002, the rules of the Nasdaq Global Select Market, and SEC rules and regulations. We intend to continue to comply with the requirements of the Nasdaq Global Select Market with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.
Audit Committee
The members of our audit committee are Ms. Blasing and Messrs. Brown and Raj, each of whom is a non-employee member of our board of directors. Ms. Blasing serves as the chair of our audit committee. All members of our audit committee meet the requirements for independence and financial literacy of audit committee members under current Nasdaq listing standards and SEC rules and regulations. Our audit committee chairperson, Ms. Blasing, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under Nasdaq listing standards. The responsibilities of our audit committee include, among other things:

•	selecting and hiring our registered public accounting firm;

•	evaluating the performance and independence of our registered public accounting firm;

•	approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

•	reviewing and approving in advance any proposed related-person transactions; and

•	preparing the audit committee report that the SEC will require in our annual proxy statement.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of our audit committee is available on our website at http://ir.zscaler.com in the Governance section of our Investors webpage. During the fiscal year ended July 31, 2018, our audit committee held eight meetings.
Compensation Committee
Our compensation committee is comprised of Ms. Blasing and Messrs. Brown and Giancarlo, each of whom is a non-employee member of our board of directors. Mr. Brown is the chairman of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules of Nasdaq and the SEC and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The compensation committee is responsible for, among other things:

•
reviewing and approving our chief executive officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements and any other benefits, compensation or arrangements;

•	administering our equity compensation plans;

•	overseeing our overall compensation philosophy, compensation plans and benefits programs; and

•	preparing the compensation committee report that the SEC will require in our annual proxy statement.

Our compensation committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at http://ir.zscaler.com in the Governance section of our Investors webpage. During the fiscal year ended July 31, 2018, our compensation committee held five meetings.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Messrs. Darling, Giancarlo and Raj, each of whom is a non-employee member of our board of directors. Mr. Giancarlo is the chairman of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate committee meets the requirements for independence under the rules of Nasdaq. The nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.
Our nominating and corporate governance committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at http://ir.zscaler.com in the Governance section of our Investors webpage. During the fiscal year ended July 31, 2018, our nominating and corporate governance committee held one meeting.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Considerations in Evaluating Director Nominees
It is the policy of the nominating and corporate governance committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders holding no less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination.
The nominating and corporate governance committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to our board of directors:

•
The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources.

•	In its evaluation of director candidates, including the members of our board of directors eligible for re-election, the nominating and corporate governance committee will consider factors such as:

o	business expertise;

o
diversity, including differences in professional background, gender, race, ethnicity, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors;

o	ast attendance at meetings, and participation in and contributions to the activities of our board of directors; and

o	other factors that the nominating and corporate governance committee deems appropriate.

•	The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:

o	the highest personal and professional ethics and integrity;

o	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

o	skills that are complementary to those of the existing board of directors;

o	the ability to assist and support management and make significant contributions to the Company’s success; and

o
an understanding of the fiduciary responsibilities that is required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

If the nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, our board directors or management.

The nominating and corporate governance committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. In the future, the nominating and corporate governance committee may pay fees to third parties to assist in identifying or evaluating director candidates.
Stockholder Recommendations for Nominations to the Board of Directors
A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at Zscaler, Inc., 110 Rose Orchard Way, San Jose, California 95134. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.
A stockholder that instead desires to nominate a person directly for election to our board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission. Section 2.4 of the Company’s bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or any successor thereto.
Communications with the Board of Directors
Our board of directors believes that management speaks for Zscaler, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.
In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at Zscaler, Inc., 110 Rose Orchard Way, San Jose, California 95134. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.
Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Conduct is posted on our website at http://ir.zscaler.com in the Governance section of our Investors webpage. We intend to post any amendments to our Code of Conduct, and any waivers of our Code of Conduct for directors and executive officers, on the same website.
Role of the Board in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. In addition to oversight of the performance of our external audit function, our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Director Compensation
Each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards under our outside director compensation policy. Our outside director compensation policy was crafted in consultation with Compensia, Inc., an independent consultant engaged by our compensation committee. Compensia provided us with competitive data, analysis and recommendations regarding non-employee director compensation, which includes a mix of cash and equity-based compensation. After careful consideration of this information and the scope of the duties and responsibilities of our non-employee directors, our board of directors approved our outside director compensation policy. We believe this policy provides reasonable compensation to our non-employee directors that is commensurate with their contributions and appropriately aligned with our peers. We also reimburse our directors for expenses associated with attending meetings of our board of directors and board committees.
Effective May 1, 2018, non-employee directors are entitled to receive the following cash compensation for service in the following positions:

Position	Annual Retainer
Board member	$30,000
Audit committee chair	20,000
Audit committee member	8,000
Compensation committee chair	12,000
Compensation committee member	5,000
Nominating and Corporate Governance committee chair	7,500
Nominating and Corporate Governance committee member	4,000

In addition, non-employee directors are eligible to receive the following equity awards for board service:

(1)
Initial RSU grant with a target value of $175,000 pro-rated from the date of appointment (automatically granted on the effective date of appointment). These RSUs vest in equal quarterly installments over the remainder of the year of appointment in advance of the next annual meeting of stockholders; and

(2)	Annual RSU grant with target value of $175,000 (automatically granted at the annual meeting). These RSUs vest in four quarterly installments over a one-year period.
The number of RSUs for each of the initial and annual RSU grant will be determined by dividing the annual equity value by the average closing price of Zscaler common stock on the Nasdaq Global Select Market for the 30 trading days ending on the date that is five days prior to the grant date, rounded up to the nearest share.
All cash payments to non-employee directors who served in the relevant capacity at any point during the immediately preceding prior fiscal quarter will be paid quarterly in arrears on a prorated basis. A non-employee director who served in the relevant capacity during only a portion of the prior fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable cash retainer.

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the fiscal year ended July 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Lane Bess	$7,500	$—	$7,500
Karen Blasing	13,750	—	13,750
Andrew Brown	12,500	—	12,500
Scott Darling	8,500	—	8,500
Charles Giancarlo	10,625	—	10,625
Nehal Raj(2)	—	—	—
________________

(1)
As of July 31, 2018, our non-employee directors held outstanding options to purchase the number of shares of common stock as follows: Mr. Bess (none); Ms. Blasing (193,334 shares); Mr. Brown (183,333 shares); Mr. Darling (none); Mr. Giancarlo (none); and Mr. Raj (none).

(2)
In May 2018, Mr. Raj waived his right to receive payments of director fees for fiscal 2018. Effective in October 2018, Mr. Raj elected to exercise his rights to receive payments of director fees on a going forward basis. Mr. Raj received no compensation for fiscal 2018.

For information about the compensation of directors who are also our employees, see “Executive Compensation.”

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of eight members. Immediately following the 2018 Annual Meeting, the number of authorized directors will be reduced by one, from eight to seven directors as Mr. Bess, a Class I director, will no longer serve on our board of directors. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of the Company.
Nominees
Our board of directors has nominated Karen Blasing and Charles Giancarlo for election as Class I directors at the Annual Meeting. If elected, each of Ms. Blasing and Mr. Giancarlo will serve as Class I directors until the 2021 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal. Each of the nominees is currently a director of the Company. For information concerning the nominees, see “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Ms. Blasing and Mr. Giancarlo. We expect that Ms. Blasing and Mr. Giancarlo will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending July 31, 2019. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since May 2015.
At the Annual Meeting, stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2019. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending July 31, 2019 if our audit committee believes that such a change would be in the best interests of Zscaler and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for our fiscal years ended July 31, 2018 and 2017.

	2018	2017
Audit Fees (1)	$ 2,374,091	$ 757,000
Audit-Related Fees (2)	252,549	69,496
Tax Fees	—	—
All Other Fees (3)	4,500	—
	2,631,140	$ 826,496
________________________

(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with regulatory filings. This category also includes fees for professional services provided in connection with our initial public offering, incurred during the fiscal year ended July 31, 2018, including comfort letters, consents and review of documents filed with the SEC.

(2)
Audit-Related Fees consist primarily of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” For our fiscal years July 31, 2018 and 2017, this category includes accounting consultations and technical accounting guidance associated with the adoption of the new revenue accounting standard issued by the Financial Accounting Standards Board (“FASB”), Accounting Standards Updated (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606).

(3)
All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These services specifically relate to subscription fees paid for access to online accounting research software and regulatory applications.

Auditor Independence
In the fiscal year ended July 31, 2018, there were no other professional services provided by PricewaterhouseCoopers LLP that would have required our audit committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to PricewaterhouseCoopers LLP for our fiscal years ended July 31, 2018 and 2017 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JULY 31, 2019.

AUDIT COMMITTEE REPORT
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Zscaler, Inc. (the “Company”) specifically incorporates it by reference in such filing.
The audit committee serves as the representative of our board of directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•	the independent registered public accounting firm’s appointment, qualifications and independence.
The audit committee also reviews the performance of our independent registered public accounting firm, PricewaterhouseCoopers LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The audit committee is composed of three non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that Ms. Blasing qualifies as an “audit committee financial expert” under the SEC rules.
The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our fiscal year ended July 31, 2018 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our board of directors.
The audit committee reviewed and discussed the Company’s audited consolidated financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”).

The audit committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and discussed with PricewaterhouseCoopers LLP its independence. In addition, the audit committee discussed with PricewaterhouseCoopers LLP its independence from management and the Company, including matters in the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with PricewaterhouseCoopers LLP’s independence.
Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2018 for filing with the Securities and Exchange Commission. The audit committee also has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2019. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by the members of the audit committee of the board of directors:
Karen Blasing (Chair)
Andrew Brown
Nehal Raj

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers and their respective ages as of October 31, 2018. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Jay Chaudhry	60	President, Chief Executive Officer and Chairman of the Board
Manoj Apte, Ph.D.	45	Chief Strategy Officer
Remo Canessa	61	Chief Financial Officer
Robert Schlossman	50	Chief Legal Officer
Amit Sinha, Ph.D.	42	Chief Technology Officer, Executive Vice President of Engineering and Cloud Operations and Director
______________________________
For the biography of Mr. Chaudhry and Dr. Sinha, see “Board of Directors and Corporate Governance—Continuing Directors.”
Manoj Apte, Ph.D. has served as our senior vice president and as our chief strategy officer since September 2016. Prior to his appointment as our chief strategy officer, Dr. Apte served as our vice president of product management from September 2008. Dr. Apte has a Doctor of Philosophy in computer science from Mississippi State University, a Master of Science in computational engineering from Mississippi State University and a Bachelor of Technology in aerospace engineering from the Indian Institute of Technology, Bombay.
Remo E. Canessa has served as our chief financial officer since February 2017. Prior to joining us, he served as chief financial officer of Illumio Inc., a private cybersecurity company, from July 2016 to February 2017. Prior to joining Illumio, from October 2004 to April 2016, Mr. Canessa served as chief financial officer and an advisor to Infoblox Inc., a network control, network automation and domain name system security company. Mr. Canessa is a certified public accountant (inactive), and he holds a Bachelor of Arts in economics from the University of California, Berkeley and a Master of Business Administration from Santa Clara University. Mr. Canessa serves on the board of directors of Aerohive Networks, Inc., a cloud-managed mobile networking platform provider, where he is chairman of the audit committee and a member of the compensation committee.
Robert Schlossman has served as our chief legal officer since February 2016. Prior to joining us, he served as the chief legal officer at Lucid Motors Inc., an electric car company, from May 2015 to January 2016. Prior to joining Lucid Motors, from March 2010 to August 2014, Mr. Schlossman served as the chief legal and administrative officer at Aptina Inc., a provider of imaging solutions, which was acquired by ON Semiconductor Corporation. Mr. Schlossman holds a Juris Doctor from the University of California, Berkeley School of Law, as well as a Master of Arts and Bachelor of Arts in English from Stanford University.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our compensation programs are designed to attract, motivate, incentivize and retain our employees, including our executive officers, who are important to our long-term success. Pay that is competitive, rewards performance and effectively aligns the interests of our employees, including our executive officers, with those of our stockholders is key to our compensation program design and decisions. Our executive compensation programs are weighted towards long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that our chief executive officer does not make recommendations as to his own compensation. Our chief executive officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Prior to the effectiveness of our initial public offering, our compensation committee then made recommendations to our board of directors with respect to each executive officer, including our chief executive officer, as well as with respect to each individual compensation component. Beginning with the effectiveness of our initial public offering, our compensation committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation.
Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In the fiscal year ended July 31, 2018, our compensation committee retained Compensia, Inc. an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Compensia now serves at the discretion of our compensation committee. Our compensation committee engaged Compensia to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.
Our named executive officers for the fiscal year ended July 31, 2018, which consist of our principal executive officer, the next two most highly compensated executive officers who were serving as executive officers as of July 31, 2018 and our former chief operating officer are:

•	Jay Chaudhry, President, Chief Executive Officer and Chairman of the Board;

•	Remo Canessa, Chief Financial Officer;

•	Amit Sinha, Chief Technology Officer, Executive Vice President of Engineering and Cloud Operations; and

•	William Welch, Former Chief Operating Officer.

Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the fiscal years ended July 31, 2017 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jay Chaudhry	2018	96,500	—	— —	— —	200,809(2) —	297,309 —
President, Chief Executive Officer and Chairman of the Board	2017	—	—	—	—	—	—
Remo Canessa	2018	300,000	—	—	169,359(4)	—	469,359
Chief Financial Officer	2017	146,591	72,313(3)	2,161,320	—	—	2,380,224
Amit Sinha(5)	2018	300,000	—	—	129,519(4)	1,457(6)	430,976
EVP of Engineering and Chief Technical Officer
William Welch	2018	236,364	—	—	264,145(4)	596(6)	501,105
Former Chief Operating Officer(7)	2017	300,000	—	728,896	379,561(8)	—	1,408,457
___________________________

(1)
The amounts included in this column reflect the aggregate grant date fair value of stock options granted during fiscal 2017 and 2018 computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 8 to our audited consolidated financial statements for the year ended July 31, 2018 included in our Annual Report on Form 10-K for the year ended July 31, 2018. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	The amount reported represents a Hart-Scott-Rodino filing fee paid on behalf of Mr. Chaudhry ($125,000) and associated tax reimbursement ($75,809).

(3)	The amount reported consists of a pro-rated bonus guaranteed to Mr. Canessa under the terms of his offer letter.

(4)	These amounts represent aggregate achievement against plan of 99% for the first half and 118% for the second half of fiscal 2018 under the Company's Employee Incentive Compensation Plan.

(5)	Dr. Sinha was an executive officer but not a named executive officer for fiscal 2017.

(6)
This amount consists of a tax gross-up provided with respect to the Company-paid costs of attending a Company sales team and leadership event, which was provided on the same terms to all other employees who attended the event.

(7)	Mr. Welch resigned as our chief operating officer in May 2018.

(8)	The amount reported represents payments to Mr. Welch under our Sales Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End 2018
The following table provides information regarding equity awards held by our named executive officers as of July 31, 2018.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Jay Chaudhry	—	—	—	—	—	—	—	—
Remo Canessa	03/02/2017	750,000(4)	—	5.82	03/02/2024	—		—
Amit Sinha	01/29/2013	101,333(5)	—	1.34	01/29/2020	62,493		2,206,628
	04/06/2017	—	333,333(6)	5.93	04/06/2024
William Welch	—	—	—	—	—	—		—
____________________________

(1)	Each of the outstanding equity awards was granted pursuant to our 2007 Stock Plan (the “2007 Plan”).

(2)	This column represents the fair value of a share of our common stock on the date of grant, as determined by our board of directors.

(3)
This column represents the fair market value of the shares of our common stock as of July 31, 2018, based on the closing price of our common stock, as reported on the Nasdaq Global Select Market, of $35.31 per share on July 31, 2018.

(4)
The option is subject to an early exercise provision and is immediately exercisable. One-fourth of the shares subject to the option vested on February 6, 2018 and 1/48 of the shares vest monthly thereafter.

(5)	Shares subject to the option are fully vested and immediately exercisable.

(6)	One-fourth of the shares subject to the option vest on November 1, 2018 and 1/48 of the shares vest monthly thereafter.
Non-Equity Incentive Plan Compensation
Our board of directors has adopted an Employee Incentive Compensation Plan, or the Incentive Compensation Plan. Our Incentive Compensation Plan allows our compensation committee to provide cash incentive awards to employees selected by our compensation committee, including our named executive officers, based upon performance goals established by our compensation committee. Pursuant to the Incentive Compensation Plan, our compensation committee, in its sole discretion, establishes a target award for each participant and a bonus pool, with actual awards payable from such bonus pool, with respect to the applicable performance period.
Under our Incentive Compensation Plan, our compensation committee determines the performance goals applicable to any award, which goals may include, without limitation, the attainment of research and development milestones, billings, bookings, business divestitures and acquisitions, cash flow, cash position, contract awards or backlog, customer-related measures, customer retention rates, business unit or division earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization, earnings before taxes and net earnings), earnings per share, employee retention, employee mobility, expenses, geographic expansion, gross margin, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, hiring targets, internal rate of return, inventory turns, inventory levels, market share, milestone achievements, net billings, net income, net profit, net revenue margin, net sales, new customers, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, origination volume, overhead or other expense reduction, product defect measures, product development, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales efficiency, sales results, sales growth, stock price, time to market, total stockholder return, units sold (total and new) working capital, and individual objectives such as management by objectives, peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award. For the fiscal year ended July 31, 2018 the compensation committee selected goals based on the dollar value of annual contracts for new and existing Zscaler customers.
Our compensation committee administers our Incentive Compensation Plan. The administrator of our Incentive Compensation Plan may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards will be paid in cash (or its equivalent) in a single lump sum only after they are earned, which usually requires continued employment through the date the actual award is paid. The compensation committee reserves the right to settle an actual award with a grant of an equity award under the Company’s then-current equity compensation plan, which equity award may have such terms and conditions, as the compensation committee determines. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.
Our board of directors and our compensation committee have the authority to amend, alter, suspend or terminate our Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.
We sponsored a Fiscal Year 2018 Sales Compensation Plan, or our Sales Compensation Plan, in which Mr. Welch was eligible to participate. The Sales Compensation Plan had an annual performance period, and Mr. Welch’s target commission was $300,000. Amounts under the Sales Compensation Plan generally were payable based on our achievement of new and upsell annual contract value and renewal amounts.
Executive Employment Agreements
Jay Chaudhry
We entered into an employment agreement with Jay Chaudhry, our president, chief executive officer and chairman of our board of directors, on August 23, 2017. The employment agreement does not have a fixed expiration date, and Mr. Chaudhry’s employment is at-will. Mr. Chaudhry’s current annual base salary is $23,660, and he is currently eligible to receive discretionary bonuses, as determined by our board of directors or our compensation committee.
In addition, in August 2017, our board of directors approved the payment by us of filing fees in the amount of $125,000 on behalf of Mr. Chaudhry in connection with a filing made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as a result of the acquisition by entities controlled by Mr. Chaudhry of shares of our common stock from existing stockholders. Our board of directors also approved reimbursing Mr. Chaudhry for any applicable taxes payable by Mr. Chaudhry as a result of such payment.

Mr. Chaudhry is an eligible participant in our Change of Control and Severance Policy described below and eligible to receive the change of control benefits described below.
In October 2018, the compensation committee approved the award of performance-based restricted stock units to Mr. Chaudhry (the “CEO PSUs”). The CEO PSUs consist of four separate 150,000 PSU grants with individual annual performance periods to correspond to fiscal years 2019 through 2022. Each CEO PSU grant will be subject to vesting annually for each fiscal year from fiscal year 2019 through fiscal year 2022 based on achievement of the performance metrics to be determined each year by the compensation committee. For each performance year, 100% of the earned CEO PSUs will vest on the first Quarterly Vesting Date (as defined below) following the date the achievement for the applicable year performance metric is determined by the compensation committee. For the 2019 performance year, the total number of CEO PSUs that can be earned scales from 0% to 150% of target, based on actual achievement of the 2019 performance metric. The performance metrics and performance targets for the 2020 through 2022 performance years will be determined in the future by the compensation committee. For each of the CEO PSUs, receipt of any shares of common stock underlying the awards is subject to Mr. Chaudhry continuing to be a service provider through any performance determination date or subsequent vesting date. Mr. Chaudhry intends to donate any shares of common stock issued for earned PSUs (or the proceeds from the sale thereof) to charity as part of his philanthropic commitments. A “Quarterly Vesting Date” is the first trading day on or after each of March 15, June 15, September 15 and December 15 in a given year.
Remo Canessa
We entered into an employment letter with Remo Canessa, our chief financial officer, on January 8, 2017. The employment letter does not have a fixed expiration date, and Mr. Canessa’s employment is at-will. Mr. Canessa’s current annual base salary is $300,000, and he is currently eligible to earn annual incentive compensation with a target equal to $150,000. For fiscal 2017, Mr. Canessa's bonus was pro-rated based on Mr. Canessa’s date of hire and guaranteed so long as Mr. Canessa continued employment with us through the date the bonus was paid.
If we terminate Mr. Canessa’s employment other than for “cause”, death or “disability” outside of the “change of control period” (as such terms are defined in our Change of Control and Severance Policy), he will receive (1) continuing payments of base salary for a period of six months, (2) acceleration of the vesting of his equity awards to the extent such awards would have vested had he remained employed with us for an additional six months, and (3) an extended post-termination exercise period of stock options for 12 months after termination, subject to his signing and not revoking a release of claims within the time specified in the employment letter.
Mr. Canessa is an eligible participant in our Change of Control and Severance Policy described below and is eligible to receive the change of control benefits described below. In addition to such benefits described below, Mr. Canessa’s extended 12-month post-termination exercise period described above will also apply for qualified terminations during the change of control period.
In October 2018, the compensation committee approved the award of a mix of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to Mr. Canessa. The 56,250 RSUs granted to Mr. Canessa are subject to a delayed vesting schedule. The RSUs will vest over approximately six years in total, with 6.25% of the RSUs vesting on December 15, 2020 and 6.25% of the RSUs vesting each Quarterly Vesting Date thereafter. Mr. Canessa’s PSUs consist of two separate PSU grants of 28,125 units with individual annual performance periods to correspond to fiscal years 2019 and 2020. For the 2019 performance year, the total number of PSUs that can be earned scales from 0% to 150% of target, based on actual achievement of the 2019 performance metric. The performance metrics and performance targets for the 2020 performance year will be determined in the future by the compensation committee. For each performance year, earned PSUs will vest on the same schedule as the RSUs, with 6.25% of the earned PSUs vesting on December 15, 2020 and 6.25% of the PSUs vesting each Quarterly Vesting Date thereafter. For each of the RSU and PSU awards, receipt of any shares of common stock underlying the awards is subject to Mr. Canessa continuing to be a service provider through any vesting date.
Amit Sinha
We entered into an employment letter with Amit Sinha, our chief technology officer, on October 10, 2010. The employment letter does not have a fixed expiration date, and Dr. Sinha’s employment is at-will. Dr. Sinha’s current annual base salary is $300,000, and he is currently eligible to earn annual incentive compensation with a target equal to $125,000.
If we terminate Dr. Sinha’s employment other than for “cause”, death or “disability” outside of the “change of control period” (as such terms are defined in our Change of Control and Severance Policy), he will receive (1) continuing payments of base salary for a period of six months, (2) acceleration of the vesting of his equity awards to the extent such awards would have vested had he remained employed with us for an additional six months, and (3) an extended post-termination exercise period of stock options for 6 months after termination, subject to his signing and not revoking a release of claims within the time specified in the employment letter.
Dr. Sinha is an eligible participant in our Change of Control and Severance Policy described below and is eligible to receive the change of control benefits described below.
In October 2018, the compensation committee approved the award of a mix of RSUs and PSUs to Dr. Sinha. Dr. Sinha’s RSUs consist of two separate RSU grants of 62,500 units with 62,500 RSUs vesting in 16 equal quarterly installments beginning on December 15, 2019 and the remaining 62,500 RSUs vesting in 16 equal quarterly installments beginning on December 15, 2020. Dr. Sinha’s PSUs consist of two separate PSU grants of 62,500 units with individual annual performance periods to correspond to fiscal years 2019 and 2020. For the 2019 performance year, the total number of PSUs that can be earned scales from 0% to 150% of target, based on actual achievement of the 2019 performance metric. The performance metrics and performance targets for the 2020 performance year will be determined in the future by the compensation committee. For each performance year, earned PSUs will vest on the same schedule as the RSUs, with any earned fiscal year 2019 PSUs vesting in 16 equal quarterly installments beginning on December 15, 2019 and any earned fiscal year 2020 PSUs vesting in 16 equal quarterly installments beginning on December 15, 2020. For each of the RSU and PSU awards, receipt of any shares of common stock underlying the awards is subject to Dr. Sinha continuing to be a service provider through any vesting date.
Change of Control and Severance Policy
Our board of directors adopted a Change of Control and Severance Policy, or the Severance Policy. Each of our current executive officers is a participant in the Severance Policy. Under the Severance Policy, if we terminate a participant other than for “cause,” death or “disability” or the named executive officer resigns for “good reason” during the period beginning on a “change of control” (as such terms are defined in the Severance Policy) and ending 12 months following the change of control (which we refer to as the change of control period), such named executive officer will be eligible to receive the following severance benefits:

•
100% of the then-unvested shares subject to his then-outstanding equity awards will become vested and exercisable, and in the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed achieved at the specified percentage of target levels;

•
a lump-sum payment equal to 100% of the greatest of (i) a participant's annual base salary as in effect immediately prior to his termination, (ii) if the termination is a resignation for good reason based on a material reduction in base salary, a participant's annual base salary as in effect immediately prior to such reduction, or (iii) a participant's annual base salary as in effect immediately prior to the change of control;

•
a lump-sum payment equal to (i) 100% of a participant's target annual bonus for the fiscal year in which the termination occurs plus (ii) a pro-rated portion of such target annual bonus reduced by any bonus payments made during such fiscal year; and

•	a lump-sum health benefit severance payment of $36,000.
To receive the severance benefits upon a qualifying termination, a named executive officer must sign and not revoke a release of claims within the time specified in the Severance Policy. If we discover after a named executive officer receives severance benefits that grounds for terminating him for cause existed, such named executive officer will not receive any further severance benefits under the Severance Policy, and to the extent permitted by law, the named executive officer will be required to repay to us any severance payments and benefits (or gain derived from such payments and benefits) he received under the Severance Policy.
If any of the payments or benefits provided for under the Severance Policy or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then the named executive officer will be entitled to receive either full payment of such payments and benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him.
In addition to the benefits described above, Mr. Canessa’s 12-month extended post-termination exercise period continues to apply for a qualified termination during the change of control period.
Fiscal Year 2018 Equity Incentive Plan and 2007 Stock Plan
Our Fiscal Year 2018 Equity Incentive Plan (the “2018 Plan”) provides that in the event of a merger or change in control, as defined under our 2018 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards or participants similarly.
In the event that a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and all other terms and conditions met and such award will become fully exercisable, if applicable. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
In the event of a change in control, with respect to awards granted to an outside director, his or her options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and restricted stock units will lapse and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.
Our 2007 Plan provides that, in the event of a merger or change in control, as defined under our 2007 Plan, each outstanding award may be assumed or substituted for an equivalent award. In the event that awards are not assumed or substituted for, then the vesting of outstanding awards will be accelerated, and stock options will become exercisable in full prior to such transaction. In addition, if an option is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant that such award will be fully vested and exercisable for a specified period prior to the transaction, and such award will terminate upon the expiration of such period for no consideration, unless otherwise determined by the administrator.
401(k) Plan
We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following the date they meet the 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Internal Revenue Code limits. All participants’ interests in their deferrals are 100% vested when contributed. We have not made any matching contributions to the 401(k) plan to date.

Equity Compensation Plan Information
The following table provides information as of July 31, 2018 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by security holders
2007 Stock Plan (1)	16,131,798	$6.19	—
Fiscal Year 2018 Equity Incentive Plan (2)	219,291	$ 41.25	13,471,075
Fiscal Year 2018 Employee Stock Purchase Plan (3)	—	—	2,200,000
Equity compensation plans not approved by security holders	—	—	—
TOTAL	16,351,089	$ 6.21	15,671,075
______________________________

(1)
As a result of the adoption of the 2018 Plan, we no longer grant awards under the 2007 Plan; however, all outstanding options issued pursuant to the 2007 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2018 Plan.

(2)
Our 2018 Plan provides that the number of shares available for issuance under the 2018 Plan will be increased on the first day of each fiscal year, in an amount equal to the least of (i) 12,700,000 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine.

(3)
Our Fiscal Year 2018 Employee Stock Purchase Plan (the "ESPP") provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year, in an amount equal to the least of (i) 2,200,000 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by the administrator of the ESPP.

COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.
Respectfully submitted by the members of the compensation committee of the board of directors:
Andrew Brown (Chair)
Karen Blasing
Charles Giancarlo

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 25, 2018 for:

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 122,096,519 shares of our common stock outstanding as of October 25, 2018. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of October 25, 2018, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Zscaler, Inc., 110 Rose Orchard Way, San Jose, California 95134.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Ajay Mangal, as trustee(1)	29,824,532	24.4
Named Executive Officers and Directors:
Jay Chaudhry(2)	26,848,704	22.0
Remo Canessa(3)	1,000,000	*
Amit Sinha(4)	1,755,687	1.4
William Welch(5)	627,797	*
Lane Bess(6)	2,191,792	1.8
Karen Blasing(7)	248,958	*
Andrew Brown(8)	198,333	*
Scott Darling(9)	62,500	*
Charles Giancarlo(10)	358,333	*
Nehal Raj	—	*
All current executive officers and directors as a group (11 persons)(11)	34,032,805	27.4%
__________________

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Consists of (i) 21,566,041 shares held of record by The CJCP Trust for which Mr. Mangal serves as trustee and (ii) 8,258,491 shares held of record by The CKS Trust for which Mr. Mangal serves as trustee. The beneficiaries of The CJCP Trust and The CKS Trust are members of Jay Chaudhry’s family. The address for The CJCP Trust and The CKS Trust is c/o The Goldman Sachs Trust Company, 200 Bellevue Parkway, Suite 250, Wilmington, Delaware 19809.

(2)
Consists of (i) 2,177,994 shares held of record by Mr. Chaudhry, (ii) 24,617,379 shares held of record by Jyoti Chaudhry, (iii) 33,333 shares held of record by The Chaudhry Family Trust dated August 1, 2014 for which Surjit Kaur serves as trustee, (iv) 13,332 shares held of record by The Chaudhry Family Trust f/b/o Manpreet Bains for which Ms. Kaur serves as trustee and (v) 6,666 shares held of record by P. Jyoti Chaudhry Family Trust dated March 1, 2000 for which Ms. Kaur serves as trustee.

(3)	Consists of (i) 250,000 shares held of record by Mr. Canessa and (ii) 750,000 shares subject to options exercisable within 60 days of October 25, 2018, of which 208,341 are fully vested.

(4)
Consists of (i) 1,143,017 shares held of record by the Sinha Revocable Trust dated September 24, 2011 for which Mr. Sinha serves as trustee, of which 41,662 may be repurchased by us at the original exercise price as of October 25, 2018, (ii) 421,059 shares held of record by the ADRR Trust for which Neha Kumar serves as trustee and (iii) 191,611 shares subject to options exercisable within 60 days of October 25, 2018, all of which are fully vested.

(5)	All of the shares are held of record by Mr. Welch.

(6)	All of the shares are held of record by the Lane M. and Leticia L. Bess Family Trust UAD 8/16/2006 for which Mr. Bess serves as a trustee.

(7)
Consists of (i) 39,999 shares held of record by Ms. Blasing, (ii) 15,625 shares held of record by The Blasing Family Revocable Trust U/A dtd 12/22/2005 for which Ms. Blasing serves as trustee and (iii) 193,334 shares subject to options exercisable within 60 days of October 25, 2018, of which 71,809 shares are fully vested.

(8)
Consists of (i) 1,187 shares held of record by Mr. Brown, (ii) 48,813 shares held of record by the Andrew W.F. Brown 2017 Grantor Retained Annuity Trust, for which Mr. Brown’s wife serves as a trustee and (ii) 148,333 shares subject to options exercisable within 60 days of October 25, 2018, of which 97,098 shares are fully vested.

(9)	All of the shares are held of record by Mr. Darling.

(10)
Consists of (i) 179,861 shares held of record by Mr. Giancarlo, of which 121,525 may be repurchased by us at the original exercise price as of October 25, 2018, (ii) 125,000 shares are held of record by The Charles H. & Dianne G. Giancarlo Family Trust U/D/T 11/2/98 for which the reporting person serves as trustee, (iii) 26,736 shares held of record by The 2012 Marielle Christina Giancarlo Trust UAD 12/26/12 for which Mr. Giancarlo serves as a trustee and (iv) 26,736 shares held of record by The 2012 Gianna Marie Giancarlo Trust UAD 12/26/12 for which Mr. Giancarlo serves as a trustee.

(11)
Consists of (i) 32,034,666 shares beneficially owned by our executive officers and directors, 163,187 shares of which may be repurchased by us at the original exercise price as of October 25, 2018 and (ii) 1,998,139 shares subject to options exercisable within 60 days of October 25, 2018, of which 1,135,114 shares are fully vested.

RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement dated July 24, 2015 which provides, among other things, that certain holders of our capital stock, including (i) entities affiliated with Mr. Chaudhry, (ii) entities affiliated with Mr. Chaudhry’s wife, Jyoti Chaudhry, who was a member of our board of directors at the time we entered into such investors’ rights agreement, (iii) entities affiliated with Lane Bess, a member of our board of directors, and (iv) entities affiliated with Kailash Kailash, who was a member of our board of directors at the time we entered into such investors’ rights agreement, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Other Agreements
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
We have entered into employment agreements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of employment agreements with our named executive officers, see “Executive Compensation—Executive Employment Agreements.”
We have granted stock options to our named executive officers, other executive officers and certain of our directors. See “Executive Compensation—Executive Employment Agreements.”
Other than as described above, since July 1, 2017, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock and any member of the immediate family of any of the foregoing persons, is not permitted to enter into a related-party transaction with us without the consent of our audit committee, subject to the exceptions described below.
In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed $120,000 in any fiscal year, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and transactions available to all employees generally.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended July 31, 2018, all Section 16(a) filing requirements were satisfied on a timely basis.
Fiscal Year 2018 Annual Report and SEC Filings
Our financial statements for our fiscal year ended July 31, 2018 are included in our Annual Report on Form 10-K filed with the SEC on September 13, 2018 (File No. 001-38413). This proxy statement and our Annual Report are posted in the Financial Information section of the Investors webpage at http://ir.zscaler.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Zscaler, Inc., Attention: Investor Relations, 110 Rose Orchard Way, San Jose, California 95134.
Company Website
We maintain a website at www.zscaler.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2019 ANNUAL MEETING
Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at Zscaler’s principal executive offices no later than July 10, 2019. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the 2019 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Zscaler at its principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which Zscaler first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our bylaws must be received no earlier than August 25, 2019, and no later than September 24, 2019, unless our annual meeting date occurs more than 30 days before or 60 days after December 18, 2019. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2019 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. Zscaler will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaws and SEC requirements for submitting a proposal or nomination.
Notices of intention to present proposals at the 2019 annual meeting of stockholders must be addressed to: Secretary, Zscaler, Inc., 110 Rose Orchard Way, San Jose, California 95134. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.

THE BOARD OF DIRECTORS San Jose, California November 8, 2018

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZS2018**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E52444-P14542

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZSCALER, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two Class I directors to hold office until the 2021 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Karen Blasing
02) Charles Giancarlo

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E52445-P14542

ZSCALER, INC.
Annual Meeting of Stockholders
December 18, 2018 at 1:00 p.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jay Chaudhry, Remo Canessa and Robert Schlossman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ZSCALER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on December 18, 2018 at 1:00 p.m., Pacific Time, via live webcast at www.virtualshareholdermeeting.com/ZS2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side